EXHIBIT 23

                                ARTHUR ANDERSEN LLP
                               Hartford, Connecticut








                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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         As independent public accountants, we hereby consent to the incorporation of our report dated November 21, 1995, included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (Registration Statement No. 33-54643) concerning its Employee Savings Plan, Registration Statement on Form S-8 (Registration Statement No. 33-54653) concerning its Union Employee Savings Plan and Registration Statement on Form S-3 (Registration Statement No.33-38087) concerning its Automatic Dividend Reinvestment Plan.






                                                     S/ Arthur Andersen LLP
                                                  --------------------------
                                                       (ARTHUR ANDERSEN LLP)


   Hartford, Connecticut
   December 18, 1995

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